Exhibit (16)(a)

                     MetLife-State Street Money Market Fund
                         Calculation of Performance Data

(1) Computation of simple annualized yield for the seven-day period ended March 31, 1989:

               1.0017556(a) - l.OOOO(b)   365 days
               ------------------------ X -------- = 9.15%
                        1.0000 ( b )       7 days

(2) Computation of compounded effective yield for the seven-day period ended March 31, 1989:

                       [.0017556(c) +1](365/7) -1 = 9.58%

Footnotes:

(a) account value at end of base period
(b) account value at beginning of base period
(c) base period return